UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 29, 2013
(Date of earliest event reported)

International Silver, Inc.
(Exact name of registrant as specified in its charter)

AZ	333-147712	86-0715596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5210 E. Williams Circle, Suite 700	85711
(Address of principal executive offices)	(Zip Code)

520-889-2040
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

International Silver is referred to herein as “we”, “our” or “us.

Item 1.01 Entry into a Material Definitive Agreement

On May 29, 2013, we executed a third amendment (the “Third Amendment”) to our February 6, 2012 Convertible Purchase Agreement (the “Note”) with ISLV Partners, LLC (“ISLV Partners”).  Under the terms of the third amendment, ISLV Partners loaned us an additional amount of $500,000 with the right for ISLV Partners to loan us an additional amount of up to $700,000 by July 1, 2013.   The Third Amendment to the Note is convertible into our common stock shares at a $0.20 per share conversion price. Additionally, pursuant to the terms of Third Amendment, we issued to ISLV Partners a warrant to purchase 2,500,000 additional common stock shares at an exercise price of $0.40 per share, exercisable through May 22, 2016. Net proceeds from the loan will be used for working capital, exploration and corporate development purposes.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements:

None

(b) Pro forma financial information:

None

(c) Shell company transactions:

None

(d) Exhibits

None

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SILVER, INC.

Dated: May 31, 2013	By:	/s/ Harold R. Shipes
Harold R Shipes
Chief Executive Officer

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